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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Orchids Paper Products Company on Form S-1 of our report, dated April 19, 2005, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 19, 2005, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.


/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP


Tulsa, Oklahoma
April 19, 2005